77(K).  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT LETTER

The Board of Trustees of the Trust, with the approval and recommendation of the Audit Committee, appointed Deloitte & Touche LLP to serve as the Trust’s independent registered public accounting firm for the fiscal year ending April 30, 2015. Deloitte & Touche LLP replaces Ernst & Young LLP, which resigned as the Trust’s independent registered public accounting firm, effective upon completion of the audit of the Trust’s financial statements for the fiscal year ended
April 30, 2014.

During the periods that Ernst & Young LLP served as the Trust’s independent registered public accounting firm, including the Trust’s fiscal years ending April
30, 2014 and April 30, 2013, Ernst & Young LLP’s reports on the financial statements of the Trust have not contained an adverse opinion or disclaimer of opinion and have not been qualified or modified as to uncertainty, audit scope or accounting principles. Further, there have been no disagreement with Ernst
& Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its report on the financial statements. In addition, there have been no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the
Securities Exchange Act of 1934.

EY
Building a better	Ernst & Young LLP	Tel: +1 617 266 2000
working world	2OO Clarendon Street	Fax: +1617 266 5843
Boston, MA 02116	ey.com

February 20, 2014

Mark E. Bradley
Treasurer, Pioneer Funds
60 State Street
Boston, MA 02109

Dear Mark:

This is to confirm that the client-auditor relationship between the Pioneer Funds (see Attachment A) and
Ernst & Young LLP, will cease after the completion of the following audits:

Years Ending December 31, 2013

• Pioneer Cash Reserves Fund
• Pioneer Fund
• Pioneer Real Estate Shares
• Pioneer Core Equity Fund
• Pioneer AMT Free Municipal Fund

Years Ended March 31, 2014

• Pioneer Fundamental Growth Fund
• Pioneer High Income Trust Fund
• Pioneer Municipal High Income Advantage Trust
• Pioneer Dynamic Credit Fund
• Pioneer Multi Asset Ultrashort Income Fund

Years Ended April 30, 2014

• Pioneer Diversified High Income Trust
• Pioneer Municipal High Income Trust

Very truly yours,

Ernst & Young LLP

/s/ Ernst & Young LLP

cc:           PCAOB Letter File
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Attachment A

Fund Name	Commission File Number

Pioneer Bond Fund	002-62436
Pioneer Ibbotson Moderate Allocation Fund	333-114788
Pioneer Ibbotson Growth Allocation Fund	333-114788
Pioneer Ibbotson Aggressive Allocation Fund	333-114788
Pioneer Ibbotson Conservative Allocation Fund	333-114788

Pioneer Classic Balanced Fund	333-126384
Pioneer Government Income Fund	333-126384
Pioneer Multi Asset Income Fund	333-126384
Pioneer Short Term Income Fund	333-114423
Pioneer Disciplined Growth Fund	333-42105
Pioneer Disciplined Value Fund	333-120144
Pioneer Global Equity Fund	333-129005
Pioneer High Income Municipal Fund	333-129005
Pioneer Strategic Income Fund	333-71813
Pioneer Equity Income Fund	333-46453
Pioneer High Yield Fund	333-90789

Pioneer Mid Cap Value Fund	33-34801
Pioneer Multi Asset Real Return Fund	333-138560
Pioneer Floating Rate Fund	333-138560
Pioneer Emerging Markets Local Currency Debt Fund	333-62166
Pioneer Global High Yield Fund	333-62166
Pioneer Global MultiSector Income Fund (Formerly Pioneer Global Aggregate Bond Fund)	333-62166

Pioneer Emerging Markets Fund	33-76894
Pioneer International Value Fund	33-53746
Pioneer Oak Ridge Small Cap Growth Fund	333-108472
Pioneer Oak Ridge Large Cap Growth Fund	333-108472
Pioneer Equity Opportunity Fund	333-118562
Pioneer Floating Rate Trust	811-21654
Pioneer Cash Reserves Fund	33-13179
Pioneer Fund	2-25980
Pioneer Real Estate Shares	33-65822
Pioneer Core Equity Fund	2-32773
Pioneer Bond VCT Portfolio	33-84546
Pioneer Disciplined Value VCT Portfolio (Formerly Pioneer Fundamental VCT Portfolio)	33-84546
Pioneer Emerging Markets VCT Portfolio	33-84546
Pioneer Equity Income VCT Portfolio	33-84546
Pioneer Fund VCT Portfolio	33-84546
Pioneer Select Mid Cap Growth VCT Portfolio (Formerly Pioneer Growth Opportunities VCT Portfolio)	33-84546
Pioneer High Yield VCT Portfolio	33-84546
Pioneer Ibbotson Moderate Allocation VCT Portfolio	33-84546
Pioneer Ibbotson Growth Allocation VCT Portfolio	33-84546
Pioneer Mid Cap Value VCT Portfolio	33-84546
Pioneer Real Estate Shares VCT Portfolio	33-84546
Pioneer Strategic Income VCT Portfolio	33-84546
Pioneer Select Mid Cap Growth Fund	333-110037
Pioneer AMT-Free Municipal Fund	333-110037
Pioneer Fundamental Growth Fund	333-89354
Pioneer High Income Trust	811-21043
Pioneer Municipal High Income Advantage Trust	811-21409
Pioneer Dynamic Credit Fund (Formerly Pioneer Absolute Return Credit Fund)	333-89354
Pioneer Multi Asset Ultrashort Income Fund	333-89354
Pioneer Multi-Asset Credit Trust	811-22735/333-183345
Pioneer Diversified High Income Trust	811-22014
Pioneer Municipal High Income Trust	811-21321